EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement No. 333-153861 on Form S-3 of Anchor BanCorp Wisconsin Inc. and Anchor Capital Funding Trust I of our reports dated June 25, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Anchor BanCorp Wisconsin Inc. for the year ended March 31, 2009.
Our report dated June 25, 2009, on the effectiveness of internal control over financial reporting as of March 31, 2009, expressed an opinion that Anchor BanCorp Wisconsin Inc. had not maintained effective internal control over financial reporting as of March 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ McGladrey & Pullen, LLP
Madison, Wisconsin
August 7, 2009